Exhibit 3.6

BYLAWS
OF
GGS INTERNATIONAL HOLDINGS, INC.

(a Texas corporation)

ARTICLE I
STOCKHOLDERS

Section 1.                                            Annual Meeting.  The annual meeting of stockholders shall be held, for the purpose of electing directors and such other matters as may properly come before the meeting, on such day and at such time as the Board of Directors may determine.  Any business may be transacted at an annual meeting, except as otherwise provided by law or by these Bylaws.

Section 2.                                            Special Meeting.  A special meeting of stockholders shall be called at any time by the President or Secretary at the request in writing of the holders of at least twenty percent (20%) of the outstanding stock entitled to be voted at such meeting, or a special meeting of stockholders may be called at any time by the Board of Directors or by the President.  Such request for a special meeting of stockholders shall state the purposes of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3.                                            Manner and Place of Meeting.  The annual meeting of stockholders may be held in any manner permitted by law or these Bylaws and at any place within or without the State of Texas designated by the Board of Directors.  Special meetings of stockholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas designated by the President, if he shall call the meeting, or the Board of Directors, if they shall call the meeting Subject to the provisions herein for notice of meetings, meetings of stockholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

Section 4.                                            Notice.  Written or printed notice stating the place, day and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days be-fore the date of the meeting, either personally or by mail, email, telegram, telex, cablegram, facsimile, or similar transmission, to each stockholder of record entitled to vote at such meeting.  Whenever any notice may be or is required to be given by telegram to any director, it shall be deemed for all purposes to have been sufficiently given at the time the same is filed with the telegraph or cable office, properly addressed.  Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by such person(s) entitled to such notice (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice.

Section 5.                                            Quorum.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of at least a majority of the outstanding shares entitled to vote thereat and present in person or by proxy shall constitute a quorum.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the stockholders at any meeting at which a quorum is present shall be the act of the stockholders meeting.  A majority of the stockholders present at any meeting, though less than a quorum, may adjourn the meeting.  No notice of adjournment, other than the announcement at the meeting, need be given.

Section 6.                                            Preemptive Rights.  No stockholder shall be entitled, as a matter of right, to subscribe for or purchase additional, unissued, or treasury shares of the Corporation or any bonds, debentures or other securities convertible into shares, but any additional shares or other securities convertible into shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable, subject to the provisions of the Corporation’s Certificate of Formation and Bylaws.

Section 7.                                            Proxies.  At all meetings of stockholders, a stockholder may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Such proxies shall be filed with the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise and conspicuously provided in the proxy.  Each proxy shall be revocable unless expressly and conspicuously provided therein to be irrevocable and otherwise made irrevocable by law.

Section 8.                                            Voting of Shares.  Each outstanding share of a class entitled to vote upon a matter submitted to a vote at a meeting of stockholders shall be entitled to one vote on such matter except to the extent that the voting rights are limited or denied by the Certificate of Incorporation.  At each election for directors every stockholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  No stockholder shall have the right to cumulate his votes in any election of directors.

Section 9.                                            Officers.  The President shall preside at and the Secretary shall keep the records of each meeting of stockholders, and in the absence of the Secretary, his duties shall be performed by some person appointed by the President.

Section 10.                                      List of Stockholders.  A complete list of stockholders entitled to vote at each stockholders’ meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the Corporation and shall be subject to inspection by any stockholder during usual business hours for a period of ten (10) days prior to the meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any stockholder.

Section 11.                                      Action by Written Consent.

(a)                                  Any action required by law or by the Certificate of Formation or Bylaws of the Corporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(b)                                 Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

(c)                                  A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section 11.

(d)                                 Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

(e)                                  If any action by stockholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the Business Organization Code of the State of Texas (the “Code”) concerning any vote of stockholders, that written consent has been given in accordance with the provisions of Section 6.2.01 of the Code and that any written notice required by Section 6.201 of the Code has been given.

ARTICLE II
BOARD OF DIRECTORS

Section 1.                                            Management.  The business and affairs of the Corporation shall be managed by the Board of Directors.  The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.                                            Number.  The Board of Directors shall consist of not less than one (1) director.  The number of directors shall be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by amendment to the Bylaws or by resolution of the Board of Directors.

Section 3.                                            Election and Term.

(a)                                  At each annual meeting of stockholders, the stockholders shall elect the number of directors then constituting the Board of Directors of the Corporation, which directors shall hold office until the next succeeding annual meeting and thereafter until their respective successors shall have been elected and qualified, unless removed in accordance with these Bylaws.  Directors need not be stockholders nor residents of Texas.

(b)                                 Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

(c)                                  In case of any increase in the number of directors, the additional directors may be elected by the stockholders at an annual or special meeting of stockholders called for that purpose (or pursuant to a consent of stockholders), or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.

Section 4.                                            Removal.  At any meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  A director or the entire Board of Directors may be removed, with or without cause, by a consent of the holders of a majority of the shares then entitled to vote at an election of directors. Such removal shall be effective immediately upon such vote or consent of stockholders.

Section 5.                                            Meeting of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.  The directors may hold their meetings in any manner permitted by law, including by conference telephone or similar communications equipment by means of which all participants can hear each other.

Section 6.                                            First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 7.                                            Election of Officers.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, the directors shall proceed to the election of the officers of the Corporation.

Section 8.                                            Regular Meetings.  Regular meetings of the Board of Directors shall be held in any manner permitted by law or these bylaws and at such times and places as shall be designated, from time to time, by resolution of the Board of Directors, Notice of such regular meetings shall not be required.

Section 9.                                            Special Meetings.  Special meetings of the Board of Directors shall be held in any manner permitted by law or these Bylaws and whenever called by the President.

Section 10.                                      Notice.  The Secretary shall give notice of each special meeting by personal delivery, or telegraph at least one (1) day or by mail at least two (2) days before the meeting to each director.  The attendance of a director at any meeting or the participation by a director in a conference meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  At any meeting at which every director shall be present in person or by participation, even though without any notice, any business may be transacted.  Whenever any notice is required to be given to any director, a waiver thereof in writing signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice.

Section 11.                                      Quorum.  A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Certificate of Incorporation, or by these Bylaws, or unless the requirement of Article II, Section 10 above is satisfied.

Section 12.                                      Order of Business.  At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.  At all meetings of the Board of Directors, the President shall preside, and in the absence of the President, a presiding officer shall be chosen by the Board from among the directors present.  The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary the President or the presiding officer may appoint any person to act as secretary of the meeting.

Section 13.                                      Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee, under the applicable provisions of the statutes, the Certificate of Incorporation or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee thereof, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee.

Section 14.                                      Compensation.  Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 15.                                      Interested Directors.

(a)                                  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation or any other Corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because a director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or  transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 16.                                      Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action or any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 17.                                      Committees.

(a)                                  The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate one or more directors to constitute an Executive Committee or any other Committee, which Committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where action of the Board of Directors is specified by law, but the designation of any such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

(b)                                 The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

(c)                                  No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(i)                                   amending the Certificate of Formation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Formation or these Bylaws, exercise the authority of the Board of Directors vested in it in accordance with the Code;

(ii)                                adopting an agreement of merger or consolidation under Chapter 10 of the Code;

(iii)                             recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation;

(iv)                              recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof;

(v)                                 recommending to the stockholders a revocation of a dissolution;

(vi)                            amending the Bylaws of the Corporation;

(vii)                         filling vacancies in the Board of Directors;

(viii)                      filling vacancies in or designating alternate members of any such committee;

(ix)                              filling any directorship to be filled by reason of an increase in the numbers of directors;

(x)                                 electing or removing officers of the Corporation or members or alternate members of any such committee;

(xi)                              fixing the compensation of any member or alternate members of such committee; or

(xii)                           altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

(d)                                 Unless the resolution designating a particular committee, the Certificate of Formation, or the Bylaws, expressly so provide, no committee of the Board of Directors shall have the authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Chapter 10 of the Code.

Section 18.                                      Rights of Stockholders.  Notwithstanding any provision of these Bylaws to the contrary, it is the intent of the stockholders of the Corporation that the business and affairs of the Corporation be managed by and through the Board of Directors of the Corporation; provided however, if a majority of the stockholders determine in their sole and absolute discretion that (a) any resolution adopted or approved by the Board of Directors, or (b) any action taken or not taken by the Board of Directors is not in the best interests of the Corporation or its stockholders, then a majority of the stockholders may either (i) adopt a resolution which rescinds, revokes, modifies or amends the resolution, action or inaction previously adopted by the board and the action adopted by the stockholders shall be the act of the Corporation instead of the act adopted by the Board of Directors, or (ii) remove the members of the Board of Directors pursuant to these Bylaws and elect a successor Board of Directors pursuant to these Bylaws.

ARTICLE III
OFFICERS

Section 1.                                            Number, Titles and Term of Office.  The officers of the Corporation shall be a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint.  Each officer shall hold office until his successor shall have been duly elected by the Board and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  One person may hold more than one office.  None of the officers need be a director.

Section 2.                                            Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3.                                            Vacancies.  A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

Section 4.                                            Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

Section 5.                                            President.  The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with- all such powers with respect to such responsibilities including the powers of a general manager; he shall preside all meetings of the stockholders and of the Board of Directors; he shall be ex-officio a member of all standing committees; subject to the Board of Directors, he may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the Corporation; he may sign all certificates for shares of capital stock of the Corporation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.                                            Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices, he may sign with the President in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto; he may sign with the President all certificates for shares of the capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the Corporation during business hours, and he shall in general perform all duties incident to the office of secretary, subject to the control of the Board of Directors.

ARTICLE IV
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.                                            Corporate Indemnification.  The Corporation shall indemnify its directors and its former directors and the Corporation may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith, to the maximum extent permitted by law.  The Corporation may indemnify other employees, agents or persons against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of having been an employee or agent or having acted for the Corporation and may advance to them or reimburse them far expenses incurred in connection therewith to the maximum extent permitted by law.

Section 2.                                            Indemnification Against Judgments.  A person may be indemnified under this Article IV against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with a proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

Section 3.                                            Indemnification after Settlement.  In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty.  The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

Section 4.                                            Indemnity Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, other enterprise or employee benefit plans against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Act.

Section 5.                                            Types of Insurance.  Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (d) establish a letter of credit, guaranty or surety arrangement.

Section 6.                                            Limitation on Indemnification.  Notwithstanding anything in these Bylaws to the contrary, no person shall be entitled to indemnification from the Corporation with respect to any matter relating to or arising out of a representation or warranty given to any purchaser of shares of Corporation stock who purchases such shares from a person other than the Corporation.

ARTICLE V
CAPITAL STOCK

Section 1.                                            Certificate of Shares.  The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  The certificates shall be signed by the President, and also by the Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.  Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such President and Secretary may be facsimiles.  They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

Section 2.                                            Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto for a like number of shares to cancel the old certificate, and to record the transaction upon its books.

Section 3.                                            Closing of Transfer Books.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 4.                                            Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

Section 5.                                            Lost Certificate.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the name in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.                                            Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation not inconsistent with these Bylaws.

ARTICLE VI
ACCOUNTS; DISTRIBUTIONS

Section 1.                                            Distributions.  The Board of Directors may authorize and the Corporation may make distributions to the stockholders, except when the distribution would be contrary to statute or the Certificate of Incorporation of the Corporation.  Such distributions may be authorized at any regular or special meeting of the Board, and the authorization and the distribution shall be subject to all applicable provisions of law, the Certificate of Incorporation and these Bylaws.

Section 2.                                            Share Dividends.  The Board of Directors of the Corporation may authorize and the Corporation may pay share dividends subject to any restrictions imposed by law or by the Certificate of Incorporation.  Share dividends may be authorized at any regular or special meeting of the Board, and the authorization and payment shall be subject to all applicable provisions of law, the Certificate of Incorporation and these Bylaws.

Section 3.                                            Reserves.  The Corporation may, by resolution of its Board of Directors, create a reserve or reserves out of its surplus or designate or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

Section 4.                                            Directors’ Annual Statement.  The Board of Directors shall present at each annual meeting a full and clear statement of the- business and condition of the Corporation.  The officers of the Corporation shall mail to any stockholder of record, upon his written request, the latest annual financial statement and the most recent interim financial statements, if any, which have been filed in a public record or otherwise published.

Section 5.                                            Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.                                            Fiscal Year.  The fiscal year of the Corporation shall be the calendar year ending December 31.

ARTICLE VII
AMENDMENTS

Section 1.                                            Amendment by Directors.  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors at which a quorum is present provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of a majority of those directors present at such meeting; provided, however, that no change of the time or place of such annual or special meeting of the Board of Directors shall be made after the issuance of notice thereof.  Notwithstanding any provision of these Bylaws to the contrary, except as provided in Article VII, the Bylaws may be amended by the stockholders, in whole or in part.

Section 2.                                            Prohibition on Amendment by Directors.  Notwithstanding the foregoing, the Board of Directors may not amend or repeal a Bylaw, or adopt a contravening Bylaw if the Certificate of Incorporation or statute reserve the power to amend such Bylaw exclusively to the stockholders in whole or in part, or the stockholders, in amending, repealing or adopting a particular Bylaw, expressly provide that the Board of Directors may not amend or repeal that Bylaw provision.

Section 3.                                            Amendment by Stockholders.  Unless the Certificate of Incorporation or a Bylaw adopted by the stockholders provides otherwise as to all or some portion of these Bylaws, a majority of the stockholders may amend, repeal or adopt Bylaws even though these Bylaws .may also be amended, repealed or adopted by the Board of Directors.

ARTICLE VIII
EXECUTION OF INSTRUMENTS

Section 1.                                            Contracts, Etc.  The Board of Directors or any committee thereunto duly authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Corporation any contract or other instruments, except certificates representing shares of stock of the Corporation, and such authority may be general or may be confined to specific instances.

Section 2.                                            Checks, Drafts Etc.  All cheeks, drafts or other orders for the payment of money, notes, acceptances or other evidence of indebtedness issued by or in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.  Unless otherwise provided by resolution of the board, endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories may be made by hand-stamped legend in the name of the Corporation or by written endorsement of any officer with countersignature.

Section 3.                                            Loans.  No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors, but when so authorized may be negotiated, up to the amount so authorized, by the President; and the President is hereby authorized to execute and deliver in the name and on behalf of the Corporation, notes or other evidences of indebtedness countersigned by the President for the amount of such loans and to give security for the payment of any and all loans, advances, and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Corporation, real or personal, at any time owned by the Corporation.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 1.                                            Offices.

(a)                                  Registered Office.  The registered office of the Corporation in the State of Texas is located at 3535 Briarpark Dr., Suite 200, Houston, Texas 77042.

(b)                                 Principal Office.  The principal office of the Corporation shall be in such place as the Board of Directors may from time to time determine.

(c)                                  Other Offices.  The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2.                                            Seal.  The seal of the Corporation shall be such as from time to time may be approved by resolution of the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement.

Section 3.                                            Notice and Waiver of Notice.  Whenever any notice is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing.  The giving of any notice of the time, place, or purpose of holding any meeting of stockholders or directors and any requirement as to publication thereof, whether statutory or otherwise, shall be waived by the attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.  Whenever any notice is required to be given in writing to any stockholder or director pursuant to any statute, the Certificate of Incorporation, or these Bylaws, it shall not be construed to require personal or actual notice, and such notice shall be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail with postage thereon prepaid, addressed to the stockholder or director at such address as appears on the books of the Corporation.  A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

Section 4.                                            Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.                                            Securities of Other Entities.  The President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

CERTIFICATION

I, the undersigned, being the President and a Director of the Corporation DO HEREBY CERTIFY THAT the foregoing the Bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the                      day of October, 2006.

Richard A. Degner, President and Director